SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)


           COMMON STOCK-TRANS-LUX CORP

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 5/20/96            1,000-           15.8245

          GAMCO INVESTORS, INC.
                                 7/16/96           10,500            10.4286
                                 5/21/96              500-           15.5000
                                 5/17/96            2,000-           15.5625
                                 5/17/96              500-           16.5000




           TRANS-LUX CV DEBT

          GAMCO INVESTORS, INC.
                                 1/15/96               8-             *DO
                                11/24/95             138              *DI
                                11/15/95              10           102.0000
















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    AT THE AMERICAN STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.



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